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                                                                     EXHIBIT 5.1


                            [ALSTON&BIRD LETTERHEAD]

                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777

                                 August 25, 1998


HeadHunter.NET, Inc.
6410 Atlantic Boulevard
Suite 160
Norcross, GA  30071

     Re:  Registration Statement on Form S-1 (No. 333-59389)

Ladies and Gentlemen:

     We have acted as counsel to HeadHunter.NET, Inc., a Georgia corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Act"), up to 2,875,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), for issuance and sale by the Company (the "Shares"). The Company intends, following the effectiveness of the Registration Statement, to issue and sell the Shares to the several underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement (the "Underwriting Agreement") to be entered into by and among the Company and the Underwriters.

     We have examined the Articles of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, and the shareholders of the Company deemed by us to be relevant to this opinion letter, the Registration Statement and the proposed form of Underwriting Agreement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.



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HeadHunter.NET, Inc.
August 25, 1998
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     As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in certificates and statements of officers of the Company and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

     This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, which Interpretive Standards are incorporated in this opinion letter by this reference. As a matter of preference, we have restated some of the assumptions and qualifications of the Interpretive Standards in this opinion letter and not others, but all of the assumptions and qualifications of the Interpretive Standards are nevertheless incorporated by reference in this opinion letter, subject to the modifications and additions set forth herein. In the event of any inconsistency, the assumptions and qualifications set forth in this opinion letter shall govern.

     On the basis of the foregoing, and subject to the limitations set forth herein, we are of the opinion that, upon due execution and delivery of the Underwriting Agreement by the parties thereto and upon issuance and delivery of the Shares against payment therefor as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable by the Company.

     Members of this firm are licensed to practice law in the State of Georgia and before the federal courts having jurisdiction in the State of Georgia, and we express no opinion with regard to any law other than the laws of the State of Georgia.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

     This opinion letter is being furnished by us to the Company and the Commission solely for the benefit of the Company and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by the Company or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the fifth paragraph hereof, and no opinion may be implied or inferred

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HeadHunter.NET, Inc.
August 25, 1998
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beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                                            Sincerely,

                                            ALSTON & BIRD



                                            By: /s/ Joel J. Hughey
                                               --------------------
                                                      Partner



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